UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

BANK OF COMMERCE HOLDINGS
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BANK OF COMMERCE HOLDINGS

NOTICE TO HOLDERS OF RESTRICTED SHARES

As required by relevant provisions of the equity incentive plans of Bank of Commerce Holdings (the “Company”), we are providing all employees of the Company or Merchants Bank of Commerce (the “Bank”) who hold awards of restricted shares of the Company’s common stock under the plans with notice of proposed action with regard to the restricted shares they hold that have not yet vested. Under the terms of the Agreement and Plan of Merger dated as of June 23, 2021 (the “Merger Agreement”), relating to the merger (the “Merger”) of the Company with and into Columbia Banking System, Inc. (“Columbia”), all shares of restricted stock outstanding on the closing date of the Merger are to be accelerated and vest in full automatically without any action by the holders, and exchanged for the merger consideration as provided in the Merger Agreement.

In order to facilitate the exchange of restricted shares for the merger consideration, we are giving you notice that all restricted shares currently held by you will become vested in full on the fifth business day before the closing date of the Merger, provided that you continue to be an employee of the Company or the Bank through the vesting date. The Merger currently is subject to certain conditions that have not been satisfied, including receipt of shareholder approval and certain regulatory approvals, and a closing date has not been fixed.

Again, this notice is provided solely for your information and no action on your part is required. If you have any questions, please email or call Andrea Newburn at AndreaN@mboc.com, (530) 722-3959.

Additional Information and Where to Find It

This communication is being made in connection with a proposed business combination involving the Company and Columbia. In connection with the proposed transaction, Columbia has filed a registration statement on Form S-4/A with the Securities and Exchange Commission (the “SEC”), which was filed with the SEC on August 13, 2021 and declared effective on August 17, 2021. The registration statement includes a proxy statement of the Company that also constitutes a prospectus of Columbia, which was sent to the shareholders of the Company. Shareholders of the Company are advised to read the proxy statement/prospectus and any other relevant documents filed with the SEC, because they contain important information about Columbia, the Company and the proposed transaction.

THE COMPANY AND COLUMBIA URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

A free copy of the Proxy Statement/Prospectus included in the Registration Statement, as well as other filings containing information about Columbia, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.bankofcommerceholdings.com under the tab “Investor Services” and from Columbia at www.columbiabank.com under the heading “Investor Relations”, or by requesting them in writing or by telephone from the Company at: Bank of Commerce Holdings, 555 Capitol Mall, Suite 1255, Sacramento, California 95814, ATTN: Corporate Secretary; Telephone (800) 421-2575.

Participants in the Solicitation

The Company and Columbia and certain of the Company’s directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2021 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 6, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants may be obtained by reading the Proxy Statement/Prospectus included in the Registration Statement and other relevant documents regarding the proposed merger transaction filed with the SEC when they become available. Copies of these documents may be obtained free of charge from the sources described above.